EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2024-5C27 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, LNR Partners, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, BellOak, LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer, Wells Fargo Bank, National Association, as Primary Servicer for the Crescent Center Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Crescent Center Mortgage Loan on and after March 1, 2025, Greystone Servicing Company LLC, as Special Servicer for the Crescent Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Crescent Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Crescent Center Mortgage Loan, Park Bridge Lender Services LLC as Operating Advisor for the Crescent Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Crescent Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Wateridge Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Wateridge Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Wateridge Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Wateridge Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Wateridge Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Kenwood Towne Centre Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Kenwood Towne Centre Mortgage Loan on and after March 1, 2025, LNR Partners, LLC as Special Servicer for the Kenwood Towne Centre Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Kenwood Towne Centre Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Kenwood Towne Centre Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Kenwood Towne Centre Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Kenwood Towne Centre Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the GNL Industrial Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the GNL Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association as Trustee for the GNL Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the GNL Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the GNL Industrial Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 620 W 153rd Street Mortgage Loan, Argentic Services Company LP, as Special Servicer for the 620 W 153rd Street Mortgage Loan, Computershare Trust Company, National Association as Trustee for the 620 W 153rd Street Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 620 W 153rd Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 620 W 153rd Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 28-40 West 23rd Street Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the 28-40 West 23rd Street Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 28-40 West 23rd Street Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 28-40 West 23rd Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 28-40 West 23rd Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 1099 New York Avenue Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the 1099 New York Avenue Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 1099 New York Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 1099 New York Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 1099 New York Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the University Pointe Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the University Pointe Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the University Pointe Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the University Pointe Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the University Pointe Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the University Pointe Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the University Pointe Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Bedrock Mixed-Use Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Bedrock Mixed-Use Portfolio Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the Bedrock Mixed-Use Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Bedrock Mixed-Use Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Bedrock Mixed-Use Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bedrock Mixed-Use Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Bedrock Mixed-Use Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 640 5th Avenue Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 640 5th Avenue Mortgage Loan on and after March 1, 2025, Greystone Servicing Company LLC, as Special Servicer for the 640 5th Avenue Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 640 5th Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 640 5th Avenue Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 640 5th Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 640 5th Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Pointe & Oak Shadows Mortgage Loan, LNR Partners, LLC, as Special Servicer for The Pointe & Oak Shadows Mortgage Loan, Computershare Trust Company, National Association, as Trustee for The Pointe & Oak Shadows Mortgage Loan, Computershare Trust Company, National Association, as Custodian for The Pointe & Oak Shadows Mortgage Loan, and BellOak, LLC, as Operating Advisor for The Pointe & Oak Shadows Mortgage Loan.

Dated: March 16, 2026

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)